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                                                                    EXHIBIT 21.1


                                                           JURISDICTION OF
SUBSIDIARIES OF MOLL INDUSTRIES, INC.                      INCORPORATION
-------------------------------------                      -------------

Moll Industries, LLC                                       Delaware
Moll Plastics, LLC                                         Delaware
Moll Plastics SARL                                         France
Somomeca Industries SARL                                   France
           SAPI SARL                                       France
           SERIM SARL                                      France
           Somoplast Lorraine SARL                         France
           Somoplast SARL                                  France
           2BI SARL                                        France
           SEMIP SARL                                      France
           SCI Bonnevalaise                                France
           IAC SARL                                        France
           SCI Terreau Brenot                              France
           Promolde LDA                                    Portugal
           Staphane SARL                                   France
Moll PlastiCrafters GmbH                                   Germany
           Hanning-Kunststoffe Beteiligungs - GmbH         Germany
Hanning-Kunststoffe GmbH & Co.                             Germany
           "PB" Hanning GmbH                               Germany
"PB" Hanning GmbH & Co. Handelsgesellschaft                Germany
Moll Industries U.K., Limited                              United Kingdom
Cepillos De Matamaros S.A. de C.V.                         Mexico
Anchor Advanced Products Foreign Sales Corporation         Barbados